SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2012

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K/A of Bluegreen Corporation (the “Company”) is being filed solely to correct the new ultimate maturity date of the Club 36 Loan (as hereinafter defined). The Current Report on Form 8-K filed by the Company earlier today incorrectly stated that such maturity date was June 30, 2012. As set forth herein, the correct ultimate maturity date is June 30, 2013. For a complete understanding of the amendment to the Club 36 Loan, please refer to the exhibits filed with the Company’s Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2012, the company extended the maturity and modified the terms of its existing loan primarily collateralized by its Bluegreen Club 36 resort in Las Vegas, Nevada (the "Club 36 Loan") with Resort Finance America ("RFA"). The Club 36 Loan had a balance of $18.1 million on March 30, 2012. The maturity date for the Club 36 Loan was June 30, 2012, but has now been extended at least until December 31, 2012. At the Company’s option, as long as no event of default has occurred and is continuing and for additional fees, the company can further extend the maturity for up to 50% of the current balance until June 30, 2013. The Club 36 Loan bears interest at 10%. Principal payments are effected through agreed-upon release prices as timeshare interests in the Club 36 resort or as other real estate that serves as collateral under the Club 36 Loan are sold.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012

By: /S/ ANTHONY M. PULEO

Anthony M. Puleo

Senior Vice President, Chief Financial Officer & Treasurer